UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street

Suite 210

San Jose, CA 95134

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 28, 2017, the Company and Dialog Semiconductor plc (“Dialog plc”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell to Dialog plc 976,139 shares (“Shares”) of the Company’s common stock (“Common Stock”) and a warrant (“Warrant”) to purchase up to 654,013 shares (“Warrant Shares”) of Common Stock for an aggregate purchase price of approximately $15,000,000. The Warrant may only be exercised on a cashless basis at a price of $19.9766 per share, and may be exercised at any time between the date that is six months and a day after the closing date of the transaction (the “Closing Date”) and the three-year anniversary of the Closing Date.

The Securities Purchase Agreement also provides that, until the earlier of (i) the three-year anniversary of the Closing Date or (ii) the effective date of termination of the Strategic Alliance Agreement between the Company and Dialog plc dated as of November 6, 2016 (the “Voting Period”), Dialog plc and its affiliates agreed to vote the Shares and Warrant Shares in the manner recommended by the Company’s board of directors (the “Board”), with specified exceptions. In elections of Board members, Dialog plc and its affiliates are obligated to vote the Shares and Warrant Shares in favor of individuals recommended by the Board for election. Prior to November 6, 2019, Dialog plc and its affiliates may not acquire any additional voting securities of the Company, other than Common Stock issuable upon exercise of warrants currently owned by Dialog plc or its affiliates, without consent of the Board. Dialog plc also agreed to restrictions on its ability to seek to control the management. Dialog plc will not sell, transfer or otherwise dispose of the Shares or Warrant Shares for a period of six months after the closing of the transaction, subject to certain exceptions, and Dialog plc agreed not to sell more than a specified amount of Shares or Warrant Shares in any calendar week through the end of the Voting Period. The Company agreed to file registration statements registering Dialog plc’s re-offer and resale of the Shares and the Warrant Shares under certain circumstances.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 28, 2017, the Company and Dialog plc entered into the Securities Purchase Agreement, pursuant to which the Company sold and issued to Dialog plc 976,139 shares of Common Stock and a warrant to purchase up to 654,013 shares of Common Stock for an aggregate purchase price of approximately $15,000,000. The Warrant may only be exercised on a cashless basis at a price of $19.9766 per share, and may be exercised at any time between the date that is six months and a day after the Closing Date and the three-year anniversary of the Closing Date. The offer and sale of these securities was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, based on the fact that it was a sale to only one purchaser, which immediately prior to making the sale the Company believed to be an accredited investor.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 28, 2017, issued by Energous Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: June 29, 2017	By:	/s/ Brian Sereda
Brian Sereda
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 28, 2017, issued by Energous Corporation.

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